EXHIBIT (17)(c)

PROXY TABULATOR P.O. BOX 859232 BRAINTREE, MA 02185-9232

EVERY SHAREHOLDER’S VOTE IS IMPORTANT *** 2 EASY WAYS TO VOTE YOUR PROXIES ***

VOTE BY PHONE	VOTE BY MAIL
1) Read the Proxy Statement and have this card	1) Read the Proxy Statement
at hand	2) Check the appropriate boxes on this proxy
2) Call 1-800-[ ]	card
3) Keep this card for your records	3) Sign and date this proxy card
4) Mail your completed proxy card in the
enclosed envelope

Eaton Vance New Jersey Limited Maturity Municipal Income Fund

SPECIAL MEETING OF SHAREHOLDERS July 1, 2011 PROXY SOLICITED ON BEHALF OF BOARD OF TRUSTEES

The undersigned holder of shares of beneficial interest of the above-referenced Fund (the “Fund”), hereby appoints CYNTHIA J. CLEMSON, CRAIG R. BRANDON, BARBARA E. CAMPBELL, MAUREEN A. GEMMA and DAN A. MAALOULY, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at the principal office of the Fund, Two International Place, Boston, Massachusetts 02110, on Friday, July 1, 2011 at 3:00 P.M., Eastern Standard Time, and at any and all adjournments thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

Dated:__________________

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN
IN THE ACCOMPANYING ENVELOPE.
NO POSTAGE REQUIRED IF MAILED IN THE U.S.

______________
Signature(s)

Note: Please sign this proxy as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. [ X ]

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

	FOR	AGAINST	ABSTAIN

1. To approve the Agreement and Plan of Reorganization to convert shares of the
Fund into corresponding shares of Eaton Vance National Municipal Income	[ ]	[ ]	[ ]
Fund, as described in the accompanying proxy statement/prospectus.

NOTE ADDRESS CHANGE: _______________________________
_______________________________
_______________________________

PLEASE SIGN ON REVERSE SIDE